Exhibit 10.43

Guaranty Obligations Pre-maturity Covenants between the Parties Dispute Resolution Validity Acknowledgments by the Guarantors Summary of Guaranty Contract of RMB 3,000,000, with a term of 2 years from September 21, 2011 to September 20,2013, between Changzhou Kaikai Lighting Co., Ltd, and Jiangsu Wujin Rural Commercial Bank , guaranteed by Changzhou City Wujin Best Electronic Cables Co., Ltd., Wang Kai and Yao Qin.